CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated December 24, 1998 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-
Exempt Trust, Multi-Series 264 as of October 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

    We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            Grant THORNTON LLP

Chicago, Illinois
February 22, 1999